Exhibit 4.2

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE TRANSFERRED UNTIL (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”) SHALL HAVE BECOME EFFECTIVE WITH RESPECT THERETO OR (ii) RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE 1933 ACT IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER NOR IS SUCH TRANSFER IN VIOLATION OF ANY APPLICABLE STATE SECURITIES LAWS. THIS LEGEND SHALL BE ENDORSED UPON ANY WARRANT ISSUED IN EXCHANGE FOR THIS WARRANT OR ANY SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT.

WARRANT TO PURCHASE COMMON STOCK

OF

FREECAST, INC.

(Date Goes Here)

This is to Certify That, FOR VALUE RECEIVED, (“Holder”), is entitled to purchase, subject to the provisions of this Warrant, from FreeCast, Inc., a Florida corporation (the “Company”), (x00,000) shares of fully paid, validly issued and nonassessable common stock, par value $0.0001 per share, of the Company (“Common Stock”) at a price of $3.00 per share. The number of shares of Common Stock to be received upon the exercise of this Warrant and the price to be paid for each share of Common Stock may be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as “Warrant Shares” and the exercise price in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as the “Exercise Price.”

(a) EXERCISE OF WARRANT. This Warrant may be exercised in whole or in part at any time or from time to time from the date hereof up to and including (2 years from date of execution) (the “Exercise Period”); provided, however, that (i) if either such day is a day on which banking institutions in the State of New York are authorized by law to close, then on the next succeeding day which shall not be such a day, and (ii) in the event of any merger, consolidation or sale of substantially all the assets of the Company as an entirety, resulting in any distribution to the Company’s stockholders, prior to termination of the Exercise Period, the Holder shall have the right to exercise this Warrant commencing at such time through the termination of the Exercise Period into the kind and amount of shares of common stock and other securities and property (including cash) receivable by a holder of the number of shares of Common Stock into which this Warrant might have been exercisable immediately prior thereto. This Warrant may be exercised by delivery and surrender hereof to the Company with the Exercise Notice annexed hereto duly executed and accompanied by payment of the Exercise Price for the number of Warrant Shares specified in such form.

(b) EFFECTIVE TIME OF EXERCISE. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which the duly executed Exercise Notice accompanied by payment of the Exercise Price for the number of Warrant Shares specified in such form has been delivered to the Company (the “Exercise Date”) as provided in Section (a). At such time, the person or persons in whose name or names any certificates for Warrant Shares shall be issuable upon such exercise as provided in Section (c) below shall be deemed to have become the holder or holders of record of the Warrant Shares represented by such certificates.

(c) DELIVERY TO HOLDER. As soon as practicable after the exercise of this Warrant in whole or in part, and in any event not later than seven (7) business days thereafter (the “Warrant Share Delivery Date”), the Company will cause to be issued in the name of, and delivered to, the Holder, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct:

(i) a certificate or certificates for the number of shares of Warrant Shares to which such Holder shall be entitled, and

(ii) in case such exercise is in part only, upon surrender of this Warrant for cancellation, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of shares of Warrant Shares equal (giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of such shares purchased by the Holder upon such exercise.

(d) RESERVATION OF SHARES. The Company shall at all times reserve for issuance and/or delivery upon exercise of the this Warrant such number of shares of Common Stock as shall be required for issuance and delivery upon exercise of this Warrant.

(e) FRACTIONAL SHARES. No fractional shares or scrips representing fractional shares shall be issued upon the exercise of this Warrant. All fractions of a share called for upon any exercise hereof shall be eliminated by rounding any fraction down to the nearest whole number of shares of Common Stock or other securities, as applicable.

(f) REDEMPTION. After the Company completes its initial public offering, in the event that the trading price of the Common Stock closes at a price per share equal to or greater than 125% of the initial public offering price for 30 consecutive trading days, on the trading day immediately following such 30 consecutive trading day period or thereafter, the Company may, without the Holder’s consent, redeem the portion of this Warrant then outstanding at a redemption price of $0.01 per Warrant Share upon 30 calendar days written notice to the Holder.

(g) LOSS OR DESTRUCTION OF WARRANT. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute a substitute contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

(h) RIGHTS OF THE HOLDER. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

(i) ANTI-DILUTION PROVISIONS. In case the Company shall hereafter (i) declare a dividend or make a distribution on its outstanding Common Stock in Common Stock, (ii) subdivide or reclassify its outstanding Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding Common Stock into a smaller number of shares, the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted (without further action of the Company) so that it shall equal the price determined by multiplying the Exercise Price by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action, and the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action. The number of shares of Common Stock that the Holder shall thereafter, on the exercise hereof, be entitled to receive shall be adjusted (without further action of the Company) to a number determined by multiplying the number of shares of Common Stock that would otherwise (but for the provisions of this Section (i)) be issuable on such exercise by a fraction of which (1) the numerator is the Exercise Price that would otherwise (but for the provisions of this Section (i)) be in effect, and (2) the denominator is the Exercise Price in effect on the date of such exercise (taking into account the provisions of this Section (i)). Notwithstanding the foregoing, in no event shall the Exercise Price be less than the par value of the Common Stock. Adjustment pursuant to this Section shall be made successively whenever any event listed above shall occur.

(j) RECLASSIFICATION, REORGANIZATION OR MERGER. In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company, or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of this Warrant) or in case of any sale, lease or conveyance to another corporation of the property of the Company as an entirety, the Company shall cause effective provisions to be made so that the Holder shall have the right thereafter by exercising this Warrant at any time prior to the expiration of the Warrant, to purchase the kind and amount of securities and property receivable upon such reclassification, capital reorganization and other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock that might have been purchased upon exercise of this Warrant immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this Section (j) shall similarly apply to successive reclassifications, capital reorganizations and changes of the Common Stock and to successive consolidations, mergers, sales or conveyances. In the event that in connection with any such capital reorganization or reclassification, consolidation, merger, sale or conveyance, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole or in part, for a security of the Company other than Common Stock, any such issue shall be treated as an issue of Common Stock covered by the provisions of Section (j) hereof.

(k) NOTICES TO WARRANT HOLDERS. So long as this Warrant shall be outstanding, (i) if the Company shall pay any dividend or make any distribution on the Common Stock or (ii) if the Company shall offer to the holders of Common Stock for subscription or purchase by them any share of any class or any other rights or (iii) if any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of the Company to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then in any such case, the Company shall cause to be mailed to the Holder, at least fifteen days prior the date specified in (x) or (y) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (x) a record is to be taken for the purpose of such dividend, distribution or rights, or (y) such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which the holders of Common Stock or other securities shall receive securities, cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.

(l) NOTICES. Any notice or request hereunder shall be in writing and may be given only by, and shall be deemed to have been received upon: (a) registered or certified mail, return receipt requested, on the date on which such notice or request is received as indicated in such return receipt; (b) delivery by a nationally recognized overnight courier, one business day after deposit with such courier; or (c) facsimile or other electronic transmission upon telephone or further electronic communication from the recipient acknowledging receipt (whether automatic or manual from recipient) of such facsimile or other electronic transmission. In the case of the Holder, such notices and communications shall be addressed to its address as set forth in the signature page hereto, unless the Holder shall notify the Company that notices and communications should be sent to a different address (or facsimile number or electronic mail address), in which case such notices and communications shall be sent to the address (or facsimile number or email address) specified by the Holder. In the case of the Company, such notices and communications shall be addressed to the following address or to such other address as the Company may designate by notice to the Holder:

FreeCast, Inc.

6901 TPC Drive #100 Orlando, Florida 32822

Attention: William A. Mobley, Jr., Chief Executive Officer

(m) NO NET-CASH SETTLEMENT. In no event will the Holder be entitled to receive a net-cash settlement or other consideration in lieu of physical settlement in securities.

(n) NO CASHLESS EXERCISE. This Warrant may not be exercised, in whole or in part, by means of a “cashless exercise”.

(o) SUCCESSORS AND ASSIGNS. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder.

(p) MODIFICATION OF AGREEMENT. The provisions of this Warrant may from time to time be amended, modified or waived, by the Company and the holder of this Warrant.

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IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed as of the date of this Warrant.

FREECAST,INC.

By:
	Name:	William A. Mobley
	Title:	CEO

Holder:

Holder Name Here

Holder Address Here (EX: 875 Bainbridge Dr, West Chester, PA 19382)

EXERCISE NOTICE

TO: FREECAST, INC.

(1) The undersigned hereby elects to purchase ________ Warrant Shares of the Company at an aggregate price of $__________ pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

____________________________________

with an address:

____________________________________

The Warrant Shares shall be delivered to the following DWAC Account Number or by physical delivery of a certificate to:

____________________________________

____________________________________

____________________________________

(4) Accredited Investor. The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended, and that the aforesaid Shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale, in connection with the distribution thereof, and that the undersigned has no present intention of distributing or reselling such shares.

_____________________

[SIGNATURE OF HOLDER]

Name of Investing

Entity:

Signature of Authorized Signatory of

Investing Entity: Name of Authorized Signatory:

Title of Authorized

Signatory:

Date: ___________________________________________________________________________________________

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